Exhibit 99.1

GCI REPORTS FOURTH QUARTER 2014 FINANCIAL RESULTS
Consolidated Revenue of $229 Million and $910 million for the Year
Adjusted EBITDA of $71 million and $323 million for the year

March 4, 2015, Anchorage, Alaska - General Communication, Inc. (“GCI”) (NASDAQ: GNCMA) today reported record performance for 2014, with consolidated revenues for 2014 of $910 million, adjusted EBITDA of $323 million, and net income of $8 million or $0.18 per share. Strong performance in the quarter boosted revenues above guidance and brought adjusted EBITDA in at the high end of the previously increased guidance.
For the fourth quarter of 2014, consolidated revenues and adjusted EBITDA were $229 million and $71 million, respectively, with revenues and adjusted EBITDA growing five and four percent over the same period of 2013, respectively. This growth was driven, in part, by increases in subscribers and average revenue per user (ARPU) for both wireless and high speed data services.
Sequential quarter-over-quarter revenues and EBITDA declined, consistent with seasonal expectations of decreased wireless roaming activity, higher SG&A expenses and a decrease in political advertising revenue during the fourth quarter.
Core cash capital expenditures for the year totaled approximately $164 million, which included $47 million on wireless network and infrastructure projects and $90 million on other network and infrastructure projects. This is slightly less than the previously provided guidance of $170 million.
“2014 was a year of strong growth and continued investment for GCI,” said Ron Duncan, GCI’s president and chief executive officer. “We had substantial increases in both subscribers and ARPU for the wireless and the high-speed data businesses. We also made material investments in our infrastructure, positioning ourselves for the future. We now have the fastest LTE network and the broadest wireless coverage in Alaska, along with an unsurpassed wired high-speed data network for consumer and business customers. Going into 2015 our challenge will be to continue the growth in all of our businesses while integrating the AWN customers into a single, comprehensive wireless network.”
Operating Statistical Highlights

	4Q14	4Q13	3Q14
Wireless non-Lifeline Subscribers (GCI)	124,600	112,200	121,300
Wireless ARPU (GCI)	$50.16	$49.38	$50.87
Cable Modem Subscribers	133,200	129,300	131,200
Data ARPU	$83.01	$74.65	$80.20

GCI wireless subscribers grew substantially year-over-year and sequentially, while wireless ARPU has remained stable. Cable modem subscribers grew three percent year-over-year, with the “March to a Gig” and “re:D” programs driving growth in both subscribers and ARPU.
Operating and Financial Highlights
Both Wireless and Wireline segment results are materially affected by The Alaska Wireless Network (“AWN”) transaction, which was effective July 23, 2013. Year-over-year comparisons should take this into account.
Wireless:
The Wireless segment, which includes wholesale wireless services to GCI and, prior to February 2, 2015, to Alaska Communications, posted revenues of $62 million for the quarter, representing a slight decline over the fourth quarter of 2013 and declined 19 percent over the third quarter of 2014.
The Wireless revenue detail is as follows:

($ millions)	4Q14	4Q13	3Q14
Wholesale wireless	25	24	25
Roaming and Backhaul	23	25	38
USF Support	14	13	13
Total Wireless Revenue	62	62	76

The sequential quarter-over-quarter decline in revenues is due to the seasonal nature of roaming activity, which is highest during the second and third quarters. However, GCI gained 3,300 non-Lifeline customers in the fourth quarter, for a total gain in the year of 12,400
As noted in previous quarters, under the AWN operating agreement, each operating partner is entitled to receive certain reimbursements for customer equipment, commonly known as “handset subsidies,” according to a schedule for qualified devices. GCI elected not to seek any handset subsidies beginning in the third quarter of 2013, and reversed the preliminary subsidies booked. This decision was made due to internal system limitations on tracking the subsidies with the level of precision required. GCI resumed seeking handset subsidies in the second quarter of 2014. There was no net financial impact on the consolidated results, but rather a shift of EBITDA between segments. To best understand the segment results, the reported results must be normalized for this.

Wireless adjusted EBITDA for the quarter was $33 million. Normalizing the reported results for the handset subsidy, the results would be instead:

($millions)	4Q14	4Q13	3Q14
Wireless Reported Adjusted EBITDA	33	43	47
Wireless Reported Subsidy to GCI Wireline	7	0	6
Wireless Adjusted EBITDA without Subsidy	40	43	53
Normalized Subsidy	7	9	6
Wireless Pro Forma Adjusted EBITDA	33	34	47
Wireless Pro Forma Adj. EBITDA Margin	53%	55%	62%

Thus, on a normalized basis, the Wireless adjusted EBITDA declined slightly on a year-over-year basis. Sequentially, adjusted EBITDA was down 30 percent, which is consistent with the prior year.
Recent service accomplishments and improvements in Wireless have included:

•	A recent independent test of wireless data network service in Juneau showed that the company is outperforming competitors in several key areas, including 4G LTE download speeds.

•	The expansion of 3G wireless data service to over a dozen rural communities, including Bethel, Kotzebue, and Nome.

Wireline:
The Wireline segment posted revenues of $167 million, a seven percent increase over the fourth quarter of 2013 and a two percent increase over the prior quarter. Adjusted EBITDA was reported at $38 million. Normalizing the reported results for the handset subsidy issue mentioned above, the results would be:

($millions)	4Q14	4Q13	3Q14
Wireline Reported Adjusted EBITDA	38	25	46
Wireline Reported Subsidy to GCI Wireline	7	0	6
Wireline Adjusted EBITDA without Subsidy	31	25	40
Normalized Subsidy	7	9	6
Wireline Pro Forma Adjusted EBITDA	38	34	46
Wireline Pro Forma Adj. EBITDA Margin	23%	22%	28%

Normalized adjusted EBITDA increased 12 percent on a year-over-year basis and decreased 17 percent on a sequential basis. The quarter-over-quarter decrease in EBITDA was consistent with seasonal expectations and driven by elevated SG&A and lower political advertising revenues experienced during the fourth quarter

Wireline - Consumer:
Consumer revenues were $76 million for the quarter, a year-over-year increase of ten percent, and a five percent increase on a sequential basis.
Of particular note has been the consistently strong growth of Consumer high speed data products, which continue to grow revenues year-over-year at a double digit rate, including growth in both high speed data subscribers and ARPU. This revenue growth was driven in part by the continued adoption of GCI’s industry-leading high speed data product “re:D”. Consumer wireless also showed consistent and strong growth.
Recent product and service announcements in Consumer have included:

•	The launch of the “No Worries” Broadband Internet plan, which provides customers the option to manage monthly bills with no surprises.

•	Announcement that 1-gigabit high speed data service is being planned for Fairbanks and Juneau, and that 250 Mbps service has been expanded to seven markets within Alaska.

•	The expansion of GCI TV powered by TiVo in Barrow, Bethel, Kotzebue and Nome.

•	The UpgradeNow and “bring your own device” programs have shifted handsets-financed versus subsidized from less than 20 percent to over 50 percent in the last two months.

•	Wireless shared data plans have been widely accepted, and, with customer retention tools, have brought wireless postpaid churn to under two percent for the fourth quarter.

Wireline - Business Services:
Business Services revenues, which includes broadcast and cable advertising revenues, were $58 million for the quarter, representing four percent growth year-over-year and a two percent decline sequentially over the prior quarter.
The video products showed particular strength year-over-year due to the inclusion of Denali Media and the impact of political advertising on cable and Denali Media.
The Business Services Data products can be further detailed as follows:

($millions)	4Q14	4Q13	3Q14
Data Transport and Storage	26	24	25
Professional Services	12	12	12
Total Data Revenue	38	36	37

Although Professional Services for oil and gas were stable during the fourth quarter, low oil prices continue to put pressure on this sector.

Wireline - Managed Broadband:
Managed Broadband revenues were $32 million for the quarter, representing seven percent growth year-over-year and one percent growth sequentially. This growth derives from the continued success of the TERRA project in serving the rural communities of western Alaska. Within the past quarter, the TERRA project has been extended north as far as Kotzebue, and the TERRA-Yukon system has been extended to Galena from the east.

Significant Events
On December 4, 2014, GCI announced that it would be purchasing the wireless subscriber base of Alaska Communications (ACS), as well as purchasing ACS’ remaining one third interest in AWN, our wholesale wireless joint venture. This transaction closed on February 2, 2015. GCI now has sole ownership of the largest wireless network in Alaska.
As of September 30, 2014 ACS reported approximately 109,000 wireless subscribers. Due to a number of factors including subsequent subscriber losses, differences in methods of counting subscribers and exclusion of internal subscribers from the transaction, the actual number of customers in good standing we acquired on February 2, 2015 was approximately 20 percent lower, or about 87,000.  These numbers are preliminary, and will be finalized in the first quarter 2015 financial release. The impact of these lower number of acquired subscribers is expected to be minimal due to a combination of low ARPU, reduced phone subsidy requirements and an estimated $4.4 million in purchase price reductions related to the subscriber attrition.
Also on February 2, 2015, GCI closed on two previously announced financings: a $275 million Term Loan B financing and a $75 million unsecured note. The Term Loan B financing has a seven year term, and is priced at LIBOR plus 375 basis points, with a one percent LIBOR floor. The unsecured note, with Searchlight Capital Partners, has an eight year term and bears a 7.5 percent annual coupon. Attached to this note are stock appreciation rights.
Guidance
GCI today announced the following guidance for 2015 financial performance:

•	Revenues will be in the range of $920 - 970 million.

•	Adjusted EBITDA will be in the range of $310 - 335 million, which excludes one time costs of approximately $30 million for the transition of ACS wireless customers to GCI.

•
Core cash capital expenditures will be approximately $170 million, of which approximately $45 million will be on wireless network projects, and approximately $85 million will be on other network and infrastructure projects.

Conference Call
The Company will hold a conference call to discuss the financial results on Thursday, March 5th, at 2:00 p.m. (Eastern). To access the call, call the conference operator between

1:50-2:00 p.m. (Eastern) at 888-970-4173 (International callers should dial +1-517-308-9060) and identify your call as “GCI”.
In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to gci.com and follow the instructions.
A replay of the call will be available for 72-hours by dialing 888-296-6945, access code 7461 (International callers should dial +1-402-998-0535).
Forward-Looking Statement Disclosure
The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest Alaska-based and -operated, integrated telecommunications provider, offering wireless, voice, data, and video services statewide. Learn more about GCI at www.gci.com.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	December 31,	December 31,
ASSETS	2014	2013
Current assets:
Cash and cash equivalents	$15,402	44,971

Receivables (including $27,944 and $28,029 from a related party at December 31, 2014 and 2013, respectively)	212,441	228,372
Less allowance for doubtful receivables	4,542	2,346
Net receivables	207,899	226,026

Deferred income taxes	56,120	39,753
Inventories	17,032	10,347
Prepaid expenses	12,179	7,725
Other current assets	153	230
Total current assets	308,785	329,052

Property and equipment in service, net of depreciation	1,013,242	969,578
Construction in progress	99,240	87,476
Net property and equipment	1,112,482	1,057,054

Goodwill	229,560	219,041
Cable certificates	191,635	191,635
Wireless licenses	86,347	91,400
Other intangible assets, net of amortization	66,015	71,435
Deferred loan and senior notes costs, net of amortization of $8,644 and $6,545 at December 31, 2014 and 2013, respectively	10,949	12,129
Other assets	52,725	40,061
Total other assets	637,231	625,701
Total assets	$2,058,498	2,011,807

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	December 31,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2014	2013
Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$8,722	9,301
Accounts payable (including $7,447 and $11,221 to a related party at December 31, 2014 and 2013, respectively)	76,918	65,095
Accrued payroll and payroll related obligations	32,803	29,855
Deferred revenue	29,314	27,586
Accrued liabilities	14,457	14,359
Accrued interest	6,654	7,088
Subscriber deposits	1,212	1,326
Total current liabilities	170,080	154,610

Long-term debt, net	1,036,056	1,045,144
Obligations under capital leases, excluding current maturities	66,499	66,261
Obligation under capital lease due to related party, excluding current maturity	1,857	1,880
Deferred income taxes	187,872	161,476
Long-term deferred revenue	85,734	88,259
Other liabilities	43,178	36,823
Total liabilities	1,591,276	1,554,453

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 37,998 and 37,299 shares at December 31, 2014 and 2013, respectively; outstanding 37,972 and 37,209 shares at December 31, 2014 and 2013, respectively	13,617	11,467
Class B. Authorized 10,000 shares; issued and outstanding 3,159 and 3,165 shares at December 31, 2014 and 2013, respectively; convertible on a share-per-share basis into Class A common stock	2,668	2,673
Less cost of 26 and 90 Class A common shares held in treasury at December 31, 2014 and 2013, respectively	(249)	(866)
Paid-in capital	26,773	26,880
Retained earnings	124,547	116,990
Total General Communication, Inc. stockholders' equity	167,356	157,144
Non-controlling interests	299,866	300,210
Total stockholders’ equity	467,222	457,354
Total liabilities and stockholders’ equity	$2,058,498	2,011,807

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
YEARS ENDED DECEMBER 31, 2014, 2013, AND 2012
(Unaudited)

(Amounts in thousands, except per share amounts)	2014	2013	2012
Revenues:
Non-related party	$850,656	782,971	710,181
Related party	59,542	28,677	—
Total revenues	910,198	811,648	710,181

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	291,770	275,701	247,501
Related party	10,934	4,761	—
Total cost of goods sold	302,704	280,462	247,501

Selling, general and administrative expenses:
Non-related party	289,674	268,026	241,079
Related party	3,973	3,039	2,169
Total selling, general and administrative expenses	293,647	271,065	243,248

Depreciation and amortization expense	170,285	147,259	130,452
Operating income	143,562	112,862	88,980

Other expense:
Interest expense (including amortization of deferred loan fees)	(72,496)	(69,725)	(67,747)
Other	(1,793)	(453)	17
Other expense	(74,289)	(70,178)	(67,730)
Income before income tax expense	69,273	42,684	21,250
Income tax expense	(10,029)	(10,957)	(12,088)

Net income	59,244	31,727	9,162
Net income (loss) attributable to non-controlling interests	51,687	22,321	(511)
Net income attributable to General Communication, Inc.	$7,557	9,406	9,673
Basic net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.18	0.23	0.23
Basic net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.18	0.23	0.23
Diluted net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.18	0.23	0.23
Diluted net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.18	0.23	0.23
Common shares used to calculate Class A basic EPS	38,219	37,732	38,560
Common shares used to calculate Class A diluted EPS	41,493	41,040	42,119

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Fourth Quarter 2014			Fourth Quarter 2013
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$61,665	9,539	71,204	62,209	7,368	69,577
Data	—	94,959	94,959	—	87,080	87,080
Video	—	39,227	39,227	—	32,867	32,867
Voice	—	23,401	23,401	—	28,304	28,304
Total	61,665	167,126	228,791	62,209	155,619	217,828

Cost of goods sold	24,686	56,961	81,647	13,333	65,137	78,470

Contribution	36,979	110,165	147,144	48,876	90,482	139,358

Less SG&A	4,443	74,712	79,155	6,259	66,841	73,100
Plus share-based compensation	—	2,268	2,268	—	1,909	1,909
Plus accretion	148	140	288	270	(653)	(383)
Other	—	109	109	—	(6)	(6)
Adjusted EBITDA	$32,684	37,970	70,654	42,887	24,891	67,778

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Fourth Quarter 2014			Third Quarter 2014
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$61,665	9,539	71,204	76,398	8,823	85,221
Data	—	94,959	94,959	—	92,208	92,208
Video	—	39,227	39,227	—	38,328	38,328
Voice	—	23,401	23,401	—	24,968	24,968
Total	61,665	167,126	228,791	76,398	164,327	240,725

Cost of goods sold	24,686	56,961	81,647	24,021	52,880	76,901

Contribution	36,979	110,165	147,144	52,377	111,447	163,824

Less SG&A	4,443	74,712	79,155	5,336	67,447	72,783
Plus share-based compensation	—	2,268	2,268	—	2,153	2,153
Plus accretion	148	140	288	238	121	359
Other	—	109	109	—	(359)	(359)
Adjusted EBITDA	$32,684	37,970	70,654	47,279	45,915	93,194

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Twelve Months Ended December 31, 2014			Twelve Months Ended December 31, 2013
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$269,977	33,747	303,724	197,218	30,903	228,121
Data	—	363,255	363,255	—	349,883	349,883
Video	—	144,434	144,434	—	126,539	126,539
Voice	—	98,785	98,785	—	107,105	107,105
Total	269,977	640,221	910,198	197,218	614,430	811,648

Cost of goods sold	90,920	211,784	302,704	68,086	212,376	280,462

Contribution	179,057	428,437	607,494	129,132	402,054	531,186

Less SG&A	21,631	272,016	293,647	20,030	251,035	271,065
Plus share-based compensation	—	8,392	8,392	—	6,638	6,638
Plus accretion	733	516	1,249	507	(430)	77
Other	—	(372)	(372)	—	447	447
Adjusted EBITDA	$158,159	164,957	323,116	109,609	157,674	267,283

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2014	2013	2014 (Note 2)	2014	2013
Net income	$5,796	4,525	25,847	59,244	31,727
Income tax expense	1,400	2,800	5,078	10,029	10,957
Income before income tax expense	7,196	7,325	30,925	69,273	42,684

Other expense:
Interest expense (including amortization of deferred loan fees)	18,267	17,875	17,848	72,496	69,725
Other	84	223	563	1,793	453
Other expense	18,351	18,098	18,411	74,289	70,178

Operating income	25,547	25,423	49,336	143,562	112,862
Depreciation and amortization expense	42,442	40,835	41,705	170,285	147,259
Share-based compensation	2,268	1,909	2,153	8,392	6,638
Accretion	288	(383)	359	1,249	77
Other	109	(6)	(359)	(372)	447
Adjusted EBITDA (Note 1)	$70,654	67,778	93,194	323,116	267,283

(1) Earnings Before Interest, Taxes, Depreciation and Amortization is the sum of Net Income, Interest Expense (including Amortization of Deferred Loan Fees), Interest Income, Income Tax Expense, Depreciation and Amortization Expense, share-based compensation, accretion expense, net income or loss attributable to non-controlling interests resulting from New Markets Tax Credit transactions, non-cash contribution adjustment, and other non-cash adjustments. Adjusted EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

(2) Net income and income tax expense changed from what was previously reported due to an error in the calculation of our estimated effective tax rate for the year. Net income and income tax expense have been restated to report the correct amounts.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Fourth Quarter 2014				Fourth Quarter 2013
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$9,158	381	—	9,539	6,724	644	—	7,368
Data	30,294	37,694	26,971	94,959	26,290	35,739	25,051	87,080
Video	29,159	10,068	—	39,227	27,993	4,874	—	32,867
Voice	7,839	10,253	5,309	23,401	8,348	14,741	5,215	28,304
Total	$76,450	58,396	32,280	167,126	69,355	55,998	30,266	155,619

(Amounts in thousands)
	Fourth Quarter 2014				Third Quarter 2014
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$9,158	381	—	9,539	7,989	834	—	8,823
Data	30,294	37,694	26,971	94,959	28,755	36,857	26,596	92,208
Video	29,159	10,068	—	39,227	27,896	10,432	—	38,328
Voice	7,839	10,253	5,309	23,401	7,972	11,657	5,339	24,968
Total	$76,450	58,396	32,280	167,126	72,612	59,780	31,935	164,327

(Amounts in thousands)
	Twelve Months Ended December 31, 2014				Twelve Months Ended December 31, 2013
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$30,998	2,749	—	33,747	28,031	2,872	—	30,903
Data	113,306	144,945	105,004	363,255	99,740	154,498	95,645	349,883
Video	111,175	33,259	—	144,434	111,368	15,171	—	126,539
Voice	32,535	45,010	21,240	98,785	35,666	50,273	21,166	107,105
Total	$288,014	225,963	126,244	640,221	274,805	222,814	116,811	614,430

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				December 31, 2014		December 31, 2014
				as compared to		as compared to
	December 31,	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2014	2013	2014	2013	2014	2013	2014
Wireline Segment
Consumer
Data
Cable modem subscribers	119,100	115,300	117,000	3,800	2,100	3.3%	1.8%
Video
Basic subscribers	116,400	117,900	115,900	(1,500)	500	(1.3)%	0.4%
Digital programming tier subscribers	63,800	67,500	64,200	(3,700)	(400)	(5.5)%	(0.6)%
HD/DVR converter boxes	108,400	96,900	105,600	11,500	2,800	11.9%	2.7%
Homes passed	248,200	247,400	248,000	800	200	0.3%	0.1%
Voice
Local access lines in service	54,600	61,000	55,900	(6,400)	(1,300)	(10.5)%	(2.3)%
Business Services
Data
Cable modem subscribers	14,100	14,000	14,200	100	(100)	0.7%	(0.7)%
Video
Hotels and mini-headend subscribers	17,100	16,800	19,800	300	(2,700)	1.8%	(13.6)%
Basic subscribers	1,900	2,000	1,900	(100)	—	(5.0)%	—%
Total basic subscribers	19,000	18,800	21,700	200	(2,700)	1.1%	(12.4)%
Voice
Local access lines in service	47,400	48,800	47,400	(1,400)	—	(2.9)%	—%
Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	25,000	29,300	25,600	(4,300)	(600)	(14.7)%	(2.3)%
Consumer Non-Lifeline lines in service	106,400	93,600	102,700	12,800	3,700	13.7%	3.6%
Business Services Non-Lifeline lines in service	18,200	18,600	18,600	(400)	(400)	(2.2)%	(2.2)%
Total wireless lines in service	149,600	141,500	146,900	8,100	2,700	5.7%	1.8%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				December 31, 2014		December 31, 2014
	Three Months Ended			as compared to		as compared to
	December 31,	December 31,	September 30,	December 31,	September 30,	December 31,	September 30,
	2014	2013	2014	2013	2014	2013	2014
Wireline segment
Consumer
Video
Average monthly revenue per subscriber	$83.57	$78.84	$80.22	$4.73	$3.35	6.0%	4.2%

Combined Consumer and Business Services
Data
Average monthly revenue per cable modem subscriber	$83.01	$74.65	$80.20	$8.36	$2.81	11.2%	3.5%

Wireless
Average monthly revenue per subscriber	$50.16	$49.38	$50.87	$0.78	$(0.71)	1.6%	(1.4)%